SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2002

SUNTERRA CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland	000-21193	95-4582157
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1781 Park Center Drive
Orlando, Florida 32835
“www.sunterra.com”
(Address of Principal Executive Offices)

407-532-1000
(Registrant’s telephone number, including area code)

Item 4.    Changes in Registrant’s Certifying Accountant.

(a)
Deloitte & Touche LLP (“Deloitte”), the independent accounting firm that audited the consolidated financial statements of the Registrant for the years ended December 31, 2001 and December 31, 2000, was dismissed by the Registrant effective as of November 19, 2002. This action was approved by the Audit Committee of the Board of Directors of the Registrant.

Deloitte’s report on the Registrant’s consolidated financial statements for its last two fiscal years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as discussed in the following sentence. Deloitte’s report included explanatory paragraphs with respect to the fact that the consolidated financial statements do not purport to reflect or provide for the consequences of the Company’s filing for reorganization under Chapter 11 of the United States Bankruptcy Code; uncertainty concerning certain conditions that raised substantial doubt about the Registrant’s ability to continue as a going concern; the omission of selected quarterly financial data, specified by Item 302(a) of Regulation S-K, that the Securities and Exchange Commission requires as supplementary information; and the change in the Registrant’s method of accounting for developer paid owners’ association fees and property taxes during the developer guarantee and subsidy periods of real estate project developments.

During the Registrant’s last two fiscal years, and the subsequent interim period preceding the dismissal of Deloitte, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

In connection with their audits of the Registrant’s consolidated financial statements for the years ended December 31, 2001 and 2000 Deloitte identified and discussed with management and the Audit Committee of the Board of Directors certain deficiencies in the design or operation of the Registrant’s internal accounting controls that Deloitte believed, considered collectively, constituted a “material weakness” in the Registrant’s ability to prepare consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Such matters included: inconsistent and improper application of accounting policies, weak supervision and review of accounting staff, weakness of certain key accounting staff, certain unreconciled account balances, poor, and in some cases lack of, communication between accounting and operational personnel, weaknesses arising from decentralized accounting systems, reclassification and reallocation of certain journal entries, incomplete document retention, no consolidation reporting of accounting entities into their legal parent entity and lack of an internal audit function.

The Registrant has requested that Deloitte furnish it with a letter addressed to the Commission stating whether it agrees with the statements set forth above and, if not, stating the respects in which it does not agree. The Registrant will file a copy of such letter as an amendment to this Current Report on Form 8-K within two business days of its receipt by the Registrant.

(b)
On November 25, 2002, the Registrant engaged Grant Thornton LLP (the “New Accountant”) to audit the Registrant’s consolidated financial statements. Such engagement was approved by the Audit Committee of the Board of Directors of the Registrant. The New Accountant was not consulted by the Registrant (or by anyone on its behalf) regarding any matter described in Item 304(a)(2) of Regulation S-K during the Registrant’s two most recent fiscal years or any subsequent interim period preceding the engagement of the New Accountant. The New Accountant has reviewed the disclosure contained in this Current Report on Form 8-K and has declined the opportunity to provide a letter containing any new information, clarification of the Registrant’s expression of its views or the respects in which the New Accountant does not agree with the statements made by the Registrant herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTERRA CORPORATION
(Registrant)

Date: November 26, 2002	By:	/s/ STEVEN E. WEST
Steven E. West
Vice President and Chief Financial Officer

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